Exhibit 10.41

FARM SPRINGS ROAD, LLC

and

MANUFACTURERS AND TRADERS TRUST COMPANY

MORTGAGE MODIFICATION AGREEMENT

Dated: As of January 1, 2013

STATE OF CONNECTICUT

County of Hartford

RECORDED

On the

          day of                ,20

at         o’clock       M

In Liber         of Mortgages at Page          and

examined.

RECORD AND RETURN TO:

Farrell Fritz, P.C.
1320 RXR Plaza
Uniondale, New York 11556-1320
Attn: Jodi L. Gladstone, Esq.

MORTGAGE MODIFICATION AGREEMENT

This MORTGAGE MODIFICATION AGREEMENT (this “Agreement”) made as of January 1, 2013, between FARM SPRINGS ROAD, LLC, a Connecticut limited liability company, having an address at c/o GTJ REIT, Inc., 444 Merrick Road, Suite 370, Lynbrook, New York 11563 (the “Mortgagor”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having offices at One M&T Plaza, Buffalo, New York 14203 (hereinafter called the “Mortgagee”).

W I T N E S S E T H :

WHEREAS, Mortgagor delivered an Open-End Mortgage in favor of Mortgagee dated August 26, 2011, recorded in the land records of Farmington, Connecticut on August 30, 2011, in Book 1015, Page 813-839, Doc ID # 002187830027 (the “Mortgage”) encumbering the premises more particularly described on Schedule A annexed hereto (the “Premises”); and

WHEREAS, the underlying indebtedness guaranteed by Mortgagor and secured by the Mortgage is this date being amended to include the Mortgagor as a co-borrower pursuant to the terms of a certain amended and restated LIBOR Grid Note and a certain amended and restated Credit Agreement, each being delivered by GTJ REIT, Inc. and Mortgagor for the benefit of Mortgagee (collectively, the “Modification Agreements”); and

WHEREAS, as a condition to Mortgagee entering into the Modification Agreements, Mortgagee is requiring that Mortgagor execute and deliver this Agreement.

1.              The “WITNESSETH” paragraph on the first page of the Mortgage is hereby deleted in its entirety and replaced with the following:

“WITNESSETH, to secure (a) the payment of an indebtedness in the principal sum of Ten Million Dollars and 00/100 ($10,000,000.00), lawful money of the United States, together with interest thereon and other charges with respect thereto, to be paid according to a certain Standard LIBOR Grid Note dated as of August 26, 2011, made and delivered by GTJ REIT, INC., a Maryland corporation (“Debtor”) to Mortgagee, as amended by that certain amended and restated LIBOR Grid Note dated as of January 1, 2013, made by Debtor and Mortgagor in favor of Mortgagee (as amended, the “Note”) and funded in accordance with the terms of a certain Credit Agreement dated as of August 26, 2011, between Debtor and Mortgagee, as amended by that certain amended and restated Credit Agreement dated as of January 1, 2013, by and among Debtor, Mortgagor and Mortgagee (as amended, the “Credit Agreement”) and (b) if the Note is guaranteed by Mortgagor, to the extent of such principal sum and such interest and other charges, such guaranty (the “Guaranty”), Mortgagor hereby mortgages to Mortgagee, as continuing and collateral security for the payment of any and all indebtedness, liabilities and obligations of Mortgagor (or Debtor) to Mortgagee, now existing or which may hereafter arise pursuant to or in connection with (as further described below) the Note, the Guaranty, this Mortgage or any amendments, renewals, extensions, modifications or substitutions of the Note, substitutions of the Note, the Guaranty or this Mortgage (collectively, the “Indebtedness”), the premises described on the attached Schedule A.”

2.              The second to last full paragraph set forth on Page 1 of the Mortgage is hereby amended to read as follows: “THE CONDITION OF THIS DEED IS SUCH THAT WHEREAS, Mortgagor and GTJ REIT, Inc. are justly indebted to the Mortgagee in the sum of up to TEN MILLION AND NO/ONE HUNDREDTHS DOLLARS ($10,000,000.00) which sum is evidenced by the Note, a copy of which is attached hereto as Schedule B, and made a part hereof.”

3.              The last sentence of Paragraph 40 of the Mortgage is hereby amended to read as follows: “This Mortgage secures Mortgagor’s obligations under a commercial revolving credit facility evidenced by the Note pursuant to which future advances may be made from time to time by the Mortgagee to the Debtor and Mortgagor.”

4.              Schedule B of the Mortgage is hereby replaced with the amended and restated note attached hereto as Schedule B.

5.              Schedule C of the Mortgage is hereby deemed omitted from the Mortgage.

6.              Mortgagor reaffirms all terms of the Mortgage and warrants and represents that the Mortgage is in full force and effect, has not been revoked, canceled or modified and that there are no defenses or offsets to the Mortgage.

7.              This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

8.              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.              Except as expressly modified by this Agreement, the Mortgage shall continue in full force and effect in accordance with its terms.

10.       This Agreement may be executed in several counterparts and, as so executed, shall constitute one agreement binding upon all of the parties hereto.

11.       Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Mortgage.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Mortgagor and Mortgagee have duly executed this Agreement the day and year first above written.

MORTGAGOR:

WITNESSES:	FARM SPRINGS ROAD, LLC

By: GTJ Realty, LP, sole member
Name:	By: GTJ GP, LLC, general partner
By: GTJ REIT Inc., sole member

Name:	By:	/s/ David Oplanich
		Name:	David Oplanich
		Title:	Chief Financial Officer

MORTGAGEE:

WITNESSES:	MANUFACTURERS AND TRADERS TRUST COMPANY

Name:	By:	/s/ Lisa Congemi Doutney
		Name:	Lisa Congemi
		Title:	Vice President

Name:

ACKNOWLEDGMENT

STATE OF New York )

     :SS.

COUNTY OF Suffolk )

On the 26 day of December, in the year 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared Lisa Congemi-Doutney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Diana R. Alomar
Notary Public

Diana R. Alomar
Notary Public, State of New York
No. 01PA5058236
STATE OF New York )	Qualified in Suffolk County
: SS.	Commission Expires May 17, 2014
COUNTY OF Nassau )

On the 9th day of January in the year 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared David Oplanich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Eric Rubenstein
Notary Public

ERIC RUBENSTEIN
NOTARY PUBLIC, State of New York
No. 01RU4747733
Qualified in Nassau County
Commission Expires February 28, 2014

SCHEDULE A

(Description of Premises)

SCHEDULE A-DESCRIPTION

That certain piece or parcel of land situated in the Town of Farmington, County of Hartford and State of Connecticut, and more particularly described as Parcel K(VII) as shown on a map entitled “MAP OF LAND Owned by TAC VII Group Northerly of Fienemann Road Farmington, Connecticut Scale 1” 40’ February 28, 1980 ... REV. JUNE 1988 Certified substantially correct in accordance with Class A-2 of the Code of Recommended Practice for Accuracy of Surveys & Maps, Edward F. Reuber, Surveyor HODGE SURVEYING ASSOCIATES, P.C.”, and being more particularly bounded and described as follows:

Beginning at a point on the westerly highway line of Farm Springs Road, said point marking the southeasterly corner of the land shown hereon and the northeasterly corner of land of TAC II Group and also being located one hundred eighty-four and fifty-two hundredths (184.52) feet northerly of a highway monument, as measured along said westerly highway line; thence N 78° 02’ 10” W two hundred fifty-eight and sixty-seven hundredths (258.67) feet to a point; thence N 55º 33’ 01” W three hundred seven and no hundredths (307.00) feet to a point; thence N 65º 59’ 20” W one hundred six and twenty-four hundredths (106.24) feet to a point; thence N 66º 47’ 05” E two hundred twenty-nine and seventy-five hundredths (229.75) feet to a point; thence N 23° 12’ 55” W four hundred thirty-five and sixty hundredths (435.60) feet to a point on the southerly highway line of Colt Highway (Route 6-A); thence N 66º 47’ 05” E three hundred fifty-seven and forty-six hundredths (357.46) feet to a CHD monument; thence continuing the same course one hundred seventy-three and eighty-two hundredths (173.82) feet to a point; thence S 24º 31’ 37”E six hundred forty-eight and thirty-seven hundredths (648.37) feet to a point on said westerly highway line; thence in a southwesterly and southerly direction on a curve to the left having a radius of four hundred sixteen and seventeen hundredths (416.17) feet, for a distance of three hundred ten and twenty-eight hundredths (310.28) feet to a highway monument; thence S 11° 57’ 50” W one hundred thirty and forty-eight hundredths (130.48) feet to point or place of beginning.

Containing 10.53 acres and being bounded:

Northerly and Northwesterly by land now or formerly of Rose Bradley Tuffy land now or formerly of Lynn H. & Doris R. Lansberry and Colt Highway (Route 6-A), in part by each; Northeasterly by land shown as Parcel J. (IV); Easterly by Farms Spring Road: Southerly and Southwesterly by land of TAC II Group; and Westerly by land now or formerly of Lynn H. & Doris R. Lansberry.

TOGETHER WITH the right, in common with others, to use the Proposed Entrance Road being. Revised Parcel B and Revised Parcel B-1 as shown on the plan entitled “Map of Land Owned by TAC Associates, et al. Route 6-A, Fienemann Road & Interstate 84 Farmington, Connecticut Scale I”= 100’ December 1977 Revised October 1978 Certified Substantially Correct Edward F. Reuber, W. F. Grunewald, Surveyors. Hodge Surveying Associates, P.C.” (the “Master Plan”) and as revised by a map entitled “PLAN OF SUBDIVISION- PARCEL K(VII) To be developed by TAC Associates Fienemann Road Farmington, Connecticut Scale 1’ = 100’ February 1979 Certified substantially correct in accordance with Class A-2 of the Code of Recommended Practice for Accuracy of Surveys & Maps, Edward F. Reuber. Surveyor HODGE SURVEYING ASSOCIATES, P.C.”. for all purposes for which a public roadway is ordinarily used, and together with the right to use in common with others, a storm drainage system and all utilities located in said Proposed Entrance Road.

TOGETHER WITH right to discharge storm water from said Proposed Entrance Road into a storm sewer system over and across land of TAC III GROUP (known as Parcel G), as set forth in a deed to TAC III GROUP dated November 3, 1978 and recorded in Volume 264 at Page 750 of the Farmington Lund Records.

TOGETHER WITH the right to use, maintain, repair and replace, in common with others, a sanitary sewer and right of way as it is presently located and as it may be extended in the future, said right of way being at all places twenty (20) feet in width and being presently located as shown on the above-mentioned Master Plan as “20’ Sanitary Sewer R.O.W.” and “Approx. Location Existing Sanitary Sewer” and running through and over Parcel G on said map and other land now or formerly of TAC VII Group to a manhole in the trunk line sewer shown as “Town of Farmington 20’ Sanitary sewer right of way” on said map.

Note: The above-referenced map entitled “MAP OF LAND Owned by TAC VII Group” dated February 28, 1980 and revised June 1988 has not been recorded on the Farmington Land Records.

END OF PROPERTY DESCRIPTIONS

SCHEDULE B

(Note Modification Agreement)

STANDARD LIBOR GRID NOTE
(LIBOR ONLY)
New York

AS OF JANUARY 1, 2013	$10,000,000.00

BORROWER (Name):

GTJ REIT, INC., a corporation organizes under the law of the State of Maryland and FARM SPRINGS ROAD, LLC, a limited liability company organized under the laws of the State of Connecticut, jointly and severally, each with is chief executive office

(Address of residence/chief executive office):    444 Merrick Road, Suite 370, Lynbrook, New York 11563 .

BANK:	MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14203. Attention: Office of General Counsel

1.                   DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

a.              “Aggregate Outstandings” shall mean, on the date of determination thereof, the aggregate Outstanding Principal Amount of all Loans plus any L/C Obligations at such time.

b.              “Aggregate Letters of Credit Outstanding” means, on the date of determination, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments on account of drawings under Letters of Credit made by the Bank under any Letter of Credit that has not been reimbursed by the Borrower.

c.               “Authorized Person” shall mean, each individually, Jerome Cooper, as President, Paul Cooper, as Vice President; Douglas A. Cooper, as Treasurer and as Secretary; and David Oplanich, as Chief Financial Officer. Mention of the Authorized Person’s name is for reference purposes only and the Bank may rely on a person’s title to ascertain whether someone is an Authorized Person who may act on behalf of the Borrower in connection herewith.

d.              “Automatic Adjustment Rate Determination Date”, when applicable, shall mean two (2) London Business Days before the first day of the applicable Interest Period.

e.               “Automatic Continuation Option” shall, with respect to any LIBOR Rate Loan, mean the option to have the then-current Interest Period duration, as previously selected by Borrower, remain the same for the succeeding Interest Period.

f.                “Base Rate” shall mean two (2) percentage point(s) above the rate of interest announced by the Bank as its prime rate of interest (“Prime Rate”).

g.              “Base Rate Loan” shall mean a Loan which bears interest at the Base Rate.

h.              “Continuation Date” shall mean the date that Borrower’s election to continue a LIBOR Rate Loan for another Interest Period becomes effective in accordance with this Note.

i.                 “Credit Agreement” means the Credit Agreement, dated the date hereof, between the Borrower and the Bank, as same may be amended, restated, supplemented or modified, from time to time. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

j.                 “Draw Date” shall mean, in relation to each Loan, the date that such Loan is made or deemed to be made to Borrower pursuant to this Note.

k.              “Interest Period” shall mean, with respect to any LIBOR Rate Loan, the period commencing on the Draw Date or Continuation Date for such LIBOR Rate Loan and ending on the date that shall be the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), three (3) or six (6) months after the commencement of such period, in accordance with Borrower’s election made pursuant to the terms of this Note; provided, however, that if an Interest Period would end on a day that is not a Joint Business Day, such Interest Period shall be extended to the next succeeding Joint Business Day, unless such next succeeding joint Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Joint Business Day. To the extent that the preceding clause results in either the extension or shortening of an Interest Period for a particular Loan, the Bank shall have the right (but not the obligation) to shorten or extend, respectively, the succeeding Interest Period so that it shall end on a day that numerically corresponds to the Draw Date for such Loan.

l.                 “Interest Rate Floor” shall mean 4.0%

m.          “Joint Business Day” shall mean a day that is both a New York Business Day and a London Business Day.

n.              “LIBOR” shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/6th of 1%) obtained by dividing (i) the applicable London Interbank Offered Rate (in accordance with the LIBOR Rate selected by Borrower for each Loan; see LIBOR Rate definition below) as fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable), as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on any LIBOR Rate Loan or Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States’ residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.

o.              “LIBOR Rate” shall mean, for each LIBOR Rate Loan and/or as otherwise applicable, in accordance with the terms of this Note: the greater of (a) three and one-half percentage points (3.5%) above the one-month, three-month or six-month LIBOR (as selected by the Borrower for each LIBOR Rate Loan), each with an Interest Period of equal duration, or (b) the Interest Rate Floor.

p.              “L/C Obligations” shall mean the aggregate of (i) the then undrawn and unexpired amount of any then-outstanding Letter of Credit and (iii) the aggregate amount of all unpaid L/C Reimbursement Obligations.

q.              “L/C Reimbursement Obligations” shall mean the obligation of the Borrower to reimburse the Bank pursuant to the Letter of Credit Documents for amounts drawn under a Letter of Credit.

r.               “Letter of Credit” shall mean any standby letter of credit issued by the Bank in accordance with the provisions of the Letter of Credit Documents.

s.                “Letter of Credit Documents” shall mean, collectively, the Application for Irrevocable Standby Letter of Credit and the Standby Letter of Credit Agreement, each entered into between the Borrower and the Bank, and any modification, extension, amendment or renewal documents executed in connection therewith, and any future Application for Irrevocable Standby Letter of Credit and Standby Letter of Credit Agreement executed between the Borrower and the Bank.

t.                 “LIBOR Rate Loan” shall mean a Loan that bears interest at a LIBOR Rate. Each advance of funds hereunder, to the extent originally priced at the LIBOR Rate, shall be treated as a separate LIBOR Rate Loan.

u.              “Loan” shall mean a loan made to Borrower by the Bank pursuant to this Note.

v.              “London Business Day” shall mean any day on which dealings in United States dollar deposits are carried on by banking institutions in the London Interbank market.

w.            “Maturity Date” shall mean August 26, 2014.

x.              “Maximum Principal Amount” shall mean Ten Million and 00/100 Dollars ($10,000,000.00).

y.              “Minimum Borrowing Amount” shall mean $100,000.00, with minimum increments thereafter of $100,000.00.

z.               “New York Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

aa.       “Outstanding Principal Amount” shall mean, at any point in time, the actual outstanding principal amount under this Note.

2.                   PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES; FEES.

a.                   Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, on or before the Termination Date, the Maximum Principal Amount or the Outstanding Principal Amount, if less, plus interest as set forth below plus the reimbursement obligations with respect to all Letters of Credit and all fees and costs (including without limitation the Bank’s attorneys’ fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

b.                   Interest. Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) as follows:

i.                               LIBOR Rate Loans.  Interest shall accrue each day on each LIBOR Rate Loan from and including the first day of each Interest Period applicable thereto until; but not including, the last day of each such Interest Period or the day the LIBOR Rate Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate, as determined using LIBOR in effect on the following dates, as applicable: (a) for new LIBOR Rate Loans, two (2) London Business Days before the Draw Date; (b) for continuations of LIBOR Rate Loans (other than as provided for in subsection 4(c) below), the Joint Business Day the Bank receives (or is deemed to receive) the Notice of Continuation in accordance with the terms of this Note; (c) for LIBOR Rate Loans where the Automatic Continuation Option is in effect, the applicable Automatic Adjustment Rate Determination Date for such LIBOR Rate Loan.

ii.                           Base Rate Loans.  Interest shall accrue on a Base Rate Loan from and including the first date a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Prime Rate shall be effective on the date of such change.

c.                    Maximum Legal Rate. It is the Intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

d.                   Payments; Late Charge; Default Rate. The Borrower promises to pay interest on the unpaid principal balance from time to time outstanding hereunder from the date hereof until paid in full. All accrued and unpaid interest shall be payable monthly in arrears on the 1st day of each month, commencing September 1, 2011, and on the date of payment in full of this Note. All Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full.  Borrower shall pay all accrued and unpaid interest, in amounts that may vary, monthly, or as otherwise invoiced by the Bank. If any payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, or (b) $50.00. In addition, upon the occurrence and during the continuance of a Default or an Event of Default the interest rate for all amounts outstanding under this Note (excluding any defaulted payment of principal accruing interest in accordance with the immediately preceding sentence) shall, at the option of the Bank, increase to 4 percentage points above the otherwise applicable rate (“Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. Payments may be applied in any order in the sole discretion of the Bank, but prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

e.               Prepayment of LIBOR Rate Loans; Breakage Fee. If Borrower (i) pays the principal balance, in whole or in part, on any LIBOR Rate Loan, on any day other than the last day of an Interest Period, (ii) fails to draw down or accept an advance, in whole or in part, on a LIBOR Rate Loan after giving a Request therefor, or (iii) otherwise tries to revoke any LIBOR Rate Loan, in whole or in part, or if there occurs a Bankruptcy Event (as defined below) or the applicable interest-rate on any Loan is converted from the LIBOR Rate to the Base Rate pursuant to this Note; then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment or other condition described above, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, (b) the fixing of the interest rate payable on any LIBOR Rate Loans, or (c) otherwise (collectively, the “Breakage Fee”). The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

To the extent that the Aggregate Outstandings exceeds the Maximum Principal Amount, then the Borrower shall immediately prepay the Loans to the extent necessary to cause compliance with the foregoing. To the extent that such prepayments are insufficient to cause such compliance, the Borrower shall pledge to the Bank, Cash Collateral in an amount equal to the amount of such shortfall, which Cash Collateral shall Secure the reimbursement obligations of the Borrower with respect to drawings Under Letters of Credit.

f.                                   Amendment Fee. The Borrower shall pay the Bank an amendment fee of $18,000 in connection with this Note. Such amendment fee shall be deemed an Obligation under the Credit Agreement and shall be deemed fully earned upon execution of this Note by Borrower.

g.                                 Early Termination Fee. If Borrower shall terminate the Credit Agreement, this Note or any of the Loans hereunder for any reason, whether by voluntary prepayment or otherwise, or the Obligations (as defined in the Credit Agreement), in each case, prior to September 30, 2013, the Borrower shall pay to Bank an early termination fee in an amount equal $50,000. Such-early termination fee shall be deemed an Obligation under the Credit Agreement.

3.                   LOANS; LETTERS OF CREDIT; USE OF PROCEEDS.

a.                       General. Except as otherwise provided herein, each Loan advanced hereunder shall be in the form of a LIBOR Rate Loan. The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph. This Note is the “Note” referred to in the Credit Agreement and is issued Pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made or will be made and are to be repaid.

b.                       Request for LIBOR Rate Loans. Borrower shall give the Bank its irrevocable Request for each LIBOR Rate Loan specifying:

i.                  the Draw Date for the LIBOR Rate Loan, which shall be at least two (2) Joint Business Days following the date of the Request; provided, however, if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time), the Request for such LIBOR Rate Loan shall be deemed to have been received on the next New York Business Day;

ii.               the aggregate amount of such LIBOR Rate Loan, which amount shall not be less than the Minimum Borrowing Amount;

iii.            the applicable LIBOR Rate selection and corresponding Interest Period duration (see LIBOR Rate definition above); and

iv.           whether the Automatic Continuation Option will be in effect for such LIBOR Rate Loan. The Automatic Continuation Option shall be in effect for each LIBOR Rate Loan, unless otherwise specified by Borrower in writing.

c.                        Letters of Credit.

i.                            Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Borrower in accordance herewith, the Bank shall issue Letters of Credit at any time on or before the Maturity Date. Notwithstanding the foregoing, at no time shall the Aggregate Letters of Credit Outstanding exceed $1,000,000 and no Letter of Credit shall be issued or created if, after giving effect to the same, the Aggregate Outstandings would exceed the Maximum Principal Amount. Furthermore, notwithstanding anything contained herein to the contrary, the Bank shall be under no obligation to issue a Letter of Credit if any order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms, to enjoin, restrict or restrain the Bank in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Bank shall prohibit or direct the Bank in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or shall impose upon the Bank with respect to any Letter of Credit, any restrictions, any reserve or capital requirement or any loss, cost or expense not reimbursed by the Borrower to the Bank. Each request for issuance of a Letter of Credit by the Borrower shall be in writing and shall be received by the Bank by no later than 12:00 p.m. (New York, New York time), on the day which is at least two Business Days prior to the proposed date of issuance. Such issuance shall occur by no later than 3:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Borrower. Each Letter of Credit issued by the Bank hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Bank upon drawing thereunder. No Letter of Credit issued hereunder shall expire more than 365 days from the date of issuance or creation thereof, and in no event shall any Letter of Credit mature after the Business Day which is immediately prior to the Maturity Date.

Date. The Borrower agrees to execute and deliver to the Bank such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Bank in accordance with its customary practices may request.

ii.                              Drawings Under Letters of Credit. The Borrower hereby absolutely and unconditionally promises to pay the Bank the amount of each drawing under a Letter of Credit on the date of such drawing, if the Borrower receives notice of such drawing or payment prior to 12:00 noon, New York, New York time, or if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York, New York, time, on the Business Day immediately following the day that the Borrower receives such notice; provided, however, if any drawing was in an amount not less than the Minimum Borrowing Amount, the Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be financed with a Loan in an equivalent amount; and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by such Loan.

iii.                           Letter of Credit Obligations Absolute. (a) The obligation of the Borrower to reimburse the Bank as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Borrower to repay the Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligation of the Borrower to reimburse the Bank in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financial Institution or other party to which any Letter of Credit may be transferred. The Bank may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Further more, neither the Bank nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit.

(b)         Any action, inaction or omission on the part of the Bank or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Borrower and shall not place the Bank or any of its correspondents under any liability to the Borrower in the absence of (x) gross negligence or willful misconduct by the Bank or its correspondents or (y) the failure by the Bank to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Bank is prohibited from making such payment pursuant to a court order. The Bank’s rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided therein or hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

d.         Letter of Credit Fees. The Borrower shall pay to the Bank a commission. with respect to each Letter of Credit issued and/or renewed or extended by the Bank in an amount equal to one and three-quarters percent (1.75%) of the stated amount of such Letter of Credit. Such fee shall be paid on the date of issuance thereof and upon each renewal or extension thereof.  In addition, the Borrower shall pay to the Bank its customary fronting fees and such other customary fees charged by the Bank with respect to the processing and administration of Letters of Credit (including, without limitation, amendments, renewals, assignments or extensions of Letters of Credit).

e.          Delivery of Requests and Notices. Delivery of a Notice or Request for a LIBOR Rate Loan or issuance, amendment, renewal, assignment or extension of a Letter of Credit shall be made to the Bank at the following address, or such other address designated by the Bank from time to time:

Manufacturers and Traders Trust Company

401 Broad Hollow Road

Melville, New York 11747

Attn: Lisa Congemi-Doutney, VP

Fax No. (631) 501-4138

Telephone No. (631) 501-4131

f.           Use of Proceeds. The proceeds of the Credit Loans shall be used for Permitted Acquisitions and for general working capital and other corporate purposes. Letters of Credit shall be issued by the Bank for the account of the Borrower and shall be issued, for purposes in connection with, and in the ordinary course of, the business of the Borrower consistent with historical purposes of the Borrower prior to the date hereof.

4.                   CONTINUATION AND CONVERSION.

a.         Election. An Authorized Person may, upon irrevocable Request to the Bank in accordance with subsection (b) below, elect to continue, as of the last day of the applicable Interest Period, any or a portion (subject to the Minimum Borrowing Amount limitation) of any LIBOR Rate Loan with the same or a different Interest Period, provided no partial continuation of a LIBOR Rate Loan with a different Interest Period shall reduce the outstanding principal amount of the remaining LIBOR Rate Loan with the same Interest Period to less than the Minimum Borrowing Amount.

b.         Notice of Continuation.

i.                  For an election under Section 4(a) above, an Authorized Person must deliver to the Bank, by 2:00 p.m. (Eastern Standard Time) on a New York Business Day, a Notice of Continuation for an election under Section 4(a) (“Notice of Continuation” or “Notice”), specifying:

(a)         the aggregate amount of each LIBOR Rate Loan to be continued;

(b)         the applicable LIBOR Rate selection and corresponding Interest Period duration for each LIBOR Rate Loan to be continued (see LIBOR Rate definition above); and

(c)          whether the Automatic Continuation Option will be in effect for each such LIBOR Rate Loan. The Automatic Continuation Option shall be in effect for each LIBOR Rate Loan, unless otherwise specified by Borrower in writing.

ii.               For any election in accordance with Section 4(b)(i) above, the Continuation Date shall be the later of (A) the last day of the applicable Interest Period, or (B) two (2) Joint Business Days following the date the Bank receives the Notice of Continuation except as otherwise determined by the Bank in its sole discretion. If a Notice is received after 2:00 p.m. (Eastern Standard Time) on any New York Business Day, such Notice Will be deemed to have been received on the next New York Business Day. Accordingly, as an example, if Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to continue the LIBOR Rate Loan with a two month Interest Period, Borrower must deliver to the Bank an appropriate Notice of Continuation by no later than 2:00 p.m. (Eastern Standard Time) on June 13 (assenting that June 13 is a New York Business Day and June 14 and 15 are Joint Business Days).

iii.            For LIBOR Rate Loans with the Automatic Continuation Option in effect, the Bank shall, at the end of each Interest Period, automatically continue such LIBOR Rate Loan with the same Interest Period.

iv.           The Bank may take action on any Notice in reliance upon any oral, telephonic, written or teletransmitted Notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. No Notice may be. delivered by e-mail. The Bank may act on the Notice from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized’ Person.  The Bank shall incur no liability to Borrower or to any other person to a direct or indirect result of acting on any Notice under this Note, The Bank, in its sole discretion, may reject any Notice that is incomplete.

c.          Expiration of Interest Period. With respect to any LIBOR Rate Loan for which an Automatic Continuation Option is not in effect, if Borrower does not deliver to the Bank an appropriate Notice of Continuation (in accordance with the terms hereof) at least two (2) Joint Business Days before the end of an Interest Period, the Bank shall have the right (but not the obligation) to immediately, and without notice, convert such LIBOR Rate Loan into a Base Rate Loan and such Loan shall accrue interest at the Base Rate until two (2) Joint Business Days after the Bank receives an appropriate Notice (in accordance with the terms hereof) electing to convert the Loan from a Base Rate Loan to a LIBOR Rate Loan. A Notice of Continuation received one: (1) Joint Business Day before the end of an Interest Period may not effectuate a continuation of such Loan as a LIBOR Rate Loan as of the last day of the Interest Period. Rather, such LIBOR Rate Loan may be converted (in the manner described above) to a Base Rate Loan on the last day of the Interest Period. Such Notice of Continuation, however, will be effective two (2) Joint Business Days from the date it is received (or deemed to be received) by the Bank.

d.         Conversion upon Default. Unless the Bank shall otherwise consent in writing, if (i) Borrower fails to pay when due, in whole or in part, the indebtedness under the Note (whether by acceleration or otherwise), or (ii) there exists any condition or. event which with the passage of time, the giving of notice or both shall constitute an event of default under any of Borrower’s, agreement with the Bank, if any, the Bank, in its sole discretion, may (i) permit any outstanding LIBOR Rate Loans to continue until the last day of the applicable Interest Period at which time such Loan shall automatically be converted into a Base Rate Loan or (ii) convert any outstanding LIBOR Rate Loans into a Base Rate Loan before the end of the applicable Interest Period applicable to such LIBOR Rate Loan. Nothing herein shall be, construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate) or the right of the Bank to charge and collect a Breakage Fee.

5.                                      SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

6.                   FACILITY.

a.         Generally. Any Request for a Loan hereunder shall be limited in amount, such that the sum of (i) the principal amount of such Request; (ii) the Outstanding Principal Amount under this Note; and (iii) the aggregate face amounts of (or, if greater, Borrower’s aggregate reimbursement obligations to the Bank (or any of its affiliates) in connection with) any Letters of Credit issued by the Bank (or any of its affiliates) at the request (or for the benefit of) Borrower, pursuant to this facility; does not exceed the Maximum Principal Amount under this Note.

b.         Bankruptcy Event. This Note is payable on the Termination Date; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable if Borrower commences, or has commenced against it (and is not dismissed within 45 days), any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for dissolution, liquidation or the settlement of claims against or winding up of affairs of Borrower (a “Bankruptcy Event”), or upon the occurrence of a Bankruptcy Event with regard to any guarantor or endorser of this Note. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

7.                   BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower’s obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

8.                   PURPOSE. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank’s express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

9.                   AUTHORIZATION. Borrower, if a corporation, partnership, limited liability Company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation.

10.            INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

a.         Increased Costs. If the Bank shall determine that due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law, or (b) the Compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

b.         Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not Make or maintain LIBOR Rate Loans, as the case may be, hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, Borrower May revoke any pending Request or Notice with respect to a LIBOR Rate Loan. If Borrower does not revoke such Request or Notice, the Bank may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable Request or Notice submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be.

c.          Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall prepay in full all LIBOR Rate Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans. If Borrower is required to prepay any LIBOR Rate Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

11.            MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

12.            NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) New York Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) New York Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

13.            JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term “Borrower” shall include each as well as all of them.

14.            GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN NASSAU COUNTY OR SUFFOLK COUNTY, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15.            WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

☒              Amended and Restated Note. The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not In payment of, a prior note dated on or about August 26, 2011 in the original principal amount of $10,000,000, given by GTJ REIT, INC, in favor of the Bank (or its predecessor-in-interest), as the same may have been amended or modified from time to time (“Prior Note”), and further, that: (a) the obligations of GTJ as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note and as joined by FARM SPRINGS ROAD, LLC, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower’s obligations to the Bank under this Note, with the same priority, operation and effect as that relating, to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower’s deposit account # 9853000454 with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

[the next page is the signature page]

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

GTJ REIT, INC.

	By	/s/ David Oplanich, CFO
David Oplanich, CFO

FARM SPRINGS ROAD, LLC
	By:	GTJ Realty, LP, the sole member
	By:	GTJ GP, LLC, the general partner
	By:	GTJ REIT, Inc., the sole member

	By:	/s/ David Oplanich, CFO
David Oplanich, CFO

Signature of Witness

Typed Name of Witness

ACKNOWLEDGMENT

STATE OF NEW YORK	)	ERIC RUBENSTEIN
	: SS.	NOTARY PUBLIC, State of New York
COUNTY OF NASSAU	)	No: 01RU4747733
Qualified in Nassau County
Commission Expires February 28, 2014

On the 26th day of December, in the year 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared David Oplanich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Eric Rubenstein
Notary Public
FOR BANK USE ONLY

Authorization Confirmed:
Product Code: 11900
Disbursement of Funds:
Credit A/C	#	Off Ck	#	Payoff Obligation	#
	$		$		$